UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2008

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, RAM Energy Resources, Inc. amended the employment agreements of Larry E. Lee and G. Les Austin to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The amended employment agreements are attached as Exhibits 10.6.3 and 10.18.1 filed herewith.

Item 9.01.  Financial Statements and Exhibits.

10.6.3	Third Amendment to Employment Agreement dated December 30, 2008, by and between the Company and Larry E. Lee, President and Chief Executive Officer

10.18.1	First Amendment to Employment Agreement dated December 30, 2008, by and between the Company and G. Les Austin, Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2009	RAM ENERGY RESOURCES, INC.

By: /s/ G. Les Austin
Name: G. Les Austin
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.6.3	Third Amendment to Employment Agreement dated December 30, 2008, by and between the Company and Larry E. Lee, President and Chief Executive Officer	Filed herewith electronically

10.18.1	First Amendment to Employment Agreement dated December 30, 2008, by and between the Company and G. Les Austin, Senior Vice President and Chief Financial Officer	Filed herewith electronically

2